UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2012

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204
(Commission File Number)

1706 Washington Ave., St. Louis, Missouri
(Address of Principal Executive Offices)

43-1256674
(I.R.S. Employer Identification No.)

63103
(Zip Code)

(314) 231-1575
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 3, 2012, the New York Stock Exchange (the "NYSE") notified CPI Corp. (the "Company") and issued a press release that NYSE determined that trading on the NYSE of the Company's common stock should be suspended prior to the market opening on February 9, 2012, and that it intends to begin the process to delist the Company's common stock. The NYSE notified the Company that it was not in compliance with the NYSE's continued listing standard that requires the Company's average market capitalization to be at least $15 million over a consecutive 30-trading-day period.

Effective February 9, 2012, the Company's common stock will trade on the OTCQX Marketplace under the symbol “CPIC.” The transition of the Company's common stock to the OTCQX marketplace will have no effect on the Company's shares and CPI Corp.'s shareholders remain owners of the common stock and will be able to trade the stock on the OTCQX Marketplace as of February 9, 2012.  In addition, the transition to the OTCQX marketplace does not change the Company's obligation to file periodic and other reports with the Securities and Exchange Commission under applicable federal securities laws.

The Company had previously fallen below the NYSE's continued listing standard for average market capitalization over a consecutive 30-trading-day period of less than $50 million and latest reported shareholders' equity of less than $50 million. The Company's business plan was previously accepted by NYSE Regulation, Inc., however, in light of the subsequent noncompliance with the aforementioned minimum market capitalization standard, this plan process is no longer available.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    The Company has announced that Mr. Renato Cataldo left his position as Chief Executive Officer of the Company effective February 8th, 2012.  The Company has appointed James J. Abel, a director of the Company, to serve as interim President and Chief Executive Officer of the Company pursuant to a Letter Agreement dated February 8th, 2012, a summary of which is set forth below (the “Agreement”).   In addition, on February 3, 2012, Mr. Meyer agreed to continue to serve as Executive Chairman and entered into a Letter Agreement setting forth the terms of such service, which is summarized below (the “Chairman Agreement”).  The Chairman Agreement supersedes the previous agreement with Mr. Meyer regarding his services as Executive Chairman as the previous agreement expired by its terms at the end of the Company’s most recent fiscal year.

    Mr. Abel (age 65) has been an independent director of the Company since 2004 as determined pursuant to the rules of the New York Stock Exchange.  Mr. Abel served as President and Chief Executive Officer of Financial Executives International (FEI) from May 2008 to February 2009.  FEI is the preeminent organization representing senior financial executives in dealing with the regulatory agencies involved with corporate financial reporting and internal controls.  Mr. Abel retired on December 31, 2007, from positions of Executive Vice President, Secretary, Treasurer and Chief Financial Officer of The Lamson & Sessions Co., a diversified manufacturer and distributor of a broad line of thermoplastic electrical, consumer, telecommunications and engineered sewer products for major domestic markets.  Mr. Abel served as an executive officer of The Lamson & Sessions Co. from December 1990 and a director from 2000 until his retirement.  Mr. Abel received a B.S. from Purdue University and an MBA from St. John’s University (N.Y.).

Agreement with Mr. Abel

     Under the Agreement,  Mr. Abel agreed to devote substantially all of his business time and attention to the business and affairs of the Company.  He will have such duties and responsibilities as are commensurate with this position, including assisting the Board in the timely recruitment and hiring of a permanent CEO.   Mr. Abel’s employment with the Company is on an “at will” basis, such that either party may  terminate his employment at any time for any reason or no reason, on not less than thirty (30) days advance written notice, provided however that the Company shall not be obligated to provide Mr. Abel with advance written notice in the event of a termination of his employment for cause.

Under the Agreement, Mr. Abel will receive an annual base salary of $475,000 and be entitled to an incentive bonus for each fiscal year of the Company during the term of his employment pursuant to the Company’s Performance Plan based on the Consolidated Adjusted EBITDA targets and payouts as determined by the Compensation Committee of the Board of Directors of the Company.  For purposes of the bonus, “Consolidated Adjusted EBITDA” will be calculated pursuant to the terms of the Performance Plan.  The target amount of Mr. Abel’s bonus is 75% of his base salary (the “Target Annual Bonus”) and is based on the level of achievement of established performance goals under the Company’s Performance Plan and satisfaction of such other terms and conditions as the Compensation Committee of the Board may determine.  Depending upon the level of achievement of the performance goals established for the particular fiscal year, Mr. Abel may be eligible to receive a bonus in the range of 35% of his base salary (if the threshold goals are met) up to such specified percentage of his base salary (if the maximum goals are met) as may be determined by the Compensation Committee of the Board of Directors.  Mr. Abel will receive an option grant for 50,000 shares of common stock of the Company, with an exercise price equal to the fair market value on February 13, 2012, his first day of employment.  The options vest over a 4-year period, with one-fourth vesting each year on the anniversary of the date of the Agreement.

    In connection with entering into the Agreement, Mr. Abel also entered into a confidentiality agreement and a non-competition and non-solicitation agreement to not compete with the Company’s business for one year after date of termination of employment.

    In the event of a termination of Mr. Abel’s employment with the Company for any reason, Mr. Abel shall be entitled to a lump sum payment from the Company, thirty (30) days following such termination, in an amount equal to the sum of (A) his accrued but unpaid annual base salary through the date of termination and (B) any unreimbursed expenses.  In addition, in the event Mr. Abel remains the Company’s Interim President and Chief Executive Officer until such time as the Company shall appoint a permanent CEO, Mr. Abel shall be entitled to a lump sum amount, to be paid sixty (60) days following his separation from employment, in an amount equal to the sum of (1) $125,000.00 plus (2) the target annual bonus for the fiscal year of the Company in which his employment terminates, prorated to reflect the number of weeks during such fiscal year that Mr. Abel served as the Interim President and Chief Executive Office relative to a 52-week period.  In addition, in the event Mr. Abel remains the Company’s Interim President and Chief Executive Officer until such time as the Company shall appoint a Permanent CEO, the options described above shall become immediately vested in full.

Agreement with Mr. Meyer

    Under the Chairman Agreement, Mr. Meyer agreed to assist the Board and management in developing plans and strategies for protecting and increasing shareholder value over time including establishing new sources of revenue that leverage the Company’s capabilities and infrastructure.    Under the Chairman Agreement, as compensation for Mr. Meyer’s services as the Chairman, he will be entitled to all compensation normally paid to members of the Company’s Board, including but not limited to fees for attending meetings, and the reimbursement of expenses, all on a basis commensurate with the Company’s compensation and expense reimbursement policies for Board members.  Mr. Meyer shall also be entitled to receive an additional quarterly fee in the amount of $37,500.00, payable on the first day of each quarter of the Company’s fiscal year during the term of the Chairman Agreement, commencing with the quarter beginning February 5, 2012.   The Chairman Agreement shall terminate immediately in the event of a termination of Mr. Meyer’s service on the Board for any reason, or his ceasing to be the Chairman for any reason.  In addition, either party may terminate the Chairman Agreement at any time and for any reason upon thirty (30) days prior written notice to the other party.

Item 7.01     Regulation FD Disclosure.

The press releases filed herewith as Exhibits 99.1, 99.2 and 99.3 are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)                       Exhibits

Exhibit No.

99.1	Press release issued on February 3, 2012, regarding the announcement that CPI Corp. common stock will begin trading on the OTCQX Marketplace, effective February 9, 2012.

99.2	Press release issued on February 8, 2012, regarding the announcement that CPI Corp. common stock will begin trading on the OTCQX Marketplace under the symbol “CPIC.”

99.3	Press release issued on February 9, 2012, regarding the announcement of Mr. Cataldo’s departure from the Company and Mr. Abel’s appointment as Interim Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.
By:	/s/ Dale Heins
Dale Heins
Executive Vice President, Finance Chief Financial Officer and Treasurer (Principal Financial Officer)

February 9, 2012